UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36642 (Commission File Number)	45-5605880 (IRS Employer Identification No.)

3301 N. Thanksgiving Way, Suite 500
Lehi, Utah 84043
(Address of principal executive offices, including zip code)

(877) 404-4129
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Vivint Solar, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 101,914,885 shares of the Company’s common stock, or approximately 96.8% of the 105,303,122 shares entitled to vote, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the United States Securities and Exchange Commission on April 20, 2015.

1. The stockholders elected the three individuals listed below as Class I directors to serve on the Board of Directors of the Company, each to serve for a three-year term ending in 2018 or until his successor is duly elected and qualified or until his death, resignation or removal.  The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Gregory S. Butterfield	92,896,018	1,195,497	7,823,370
Todd R. Pedersen	91,133,677	2,957,838	7,823,370
Joseph S. Tibbetts. Jr.	94,017,824	73,691	7,823,370

2. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,739,519	96,736	78,630	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ Shawn J. Lindquist

Shawn J. Lindquist
Chief Legal Officer,

Executive Vice President and Secretary

Date: June 8, 2015